As filed with the Securities and Exchange Commission on April 20, 2000
                                                 Registration No. 333-_________
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                        SUPERIOR ENERGY SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                          75-2379388
(STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                               1105 PETERS ROAD
                           HARVEY, LOUISIANA  70058
                               (504) 362-4321
                      (ADDRESS, INCLUDING ZIP CODE, AND
                      TELEPHONE NUMBER, INCLUDING AREA CODE,
                   OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                   SEE TABLE OF ADDITIONAL REGISTRANTS BELOW

         ROBERT S. TAYLOR                               COPY TO:
     CHIEF FINANCIAL OFFICER                       WILLIAM B. MASTERS
   SUPERIOR ENERGY SERVICES, INC.                JONES, WALKER, WAECHTER,
        1105 PETERS ROAD                   POITEVENT, CARRERE & DENEGRE, L.L.P.
    HARVEY, LOUISIANA  70058                           51ST FLOOR
           (504) 362-4321                        201 ST. CHARLES AVENUE
(NAMES, ADDRESS, INCLUDING ZIP CODE,       NEW ORLEANS, LOUISIANA 70170-5100
  AND TELEPHONE NUMBER, INCLUDING                    (504) 582-8000
 AREA CODE, OF AGENT FOR SERVICE)                  Fax (504) 582-8012

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this registration statement



     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. _____

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _____

                       CALCULATION OF REGISTRATION FEE




                                                   PROPOSED          PROPOSED
                                                   MAXIMUM           MAXIMUM
                                AMOUNT             OFFERING          AGGREGATE      AMOUNT OF
TITLE OF EACH CLASS OF          TO BE              PRICE             OFFERING       REGISTRATION
SECURITIES TO BE REGISTERED     REGISTERED(1)(2)   PER UNIT(2)(3)    PRICE(3)(4)    FEE

Common Stock...............
Preferred Stock............     $300,000,000       100%              $300,000,000   $79,200
Depositary Shares..........
Debt Securities............
Guarantees of Debt
 Securities(5).............

 (1) Also registered hereby are such additional and indeterminable amount of common stock as may be issuable upon conversion of or exchange for any other securities that provide for conversion or exchange into common stock.

 (2) Such amount represents the principal amount of debt securities issued at their principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the liquidation preference of any preferred stock and the issue price of any common stock.

 (3) Estimated solely for the purpose of calculating the registration fee.

 (4) No separate consideration will be received for the common stock issuable upon conversion of, or in exchange for, debt securities or preferred stock, or for depositary shares issued with respect to preferred stock.

 (5) The debt securities of Superior Energy Services, Inc. being registered will be guaranteed by one or more of its guarantor subsidiaries listed in the Table of Additional Registrants below.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.





                      SUPERIOR ENERGY SERVICES, INC.
                      TABLE OF ADDITIONAL REGISTRANTS

                    NAME                       IRS EMPLOYER      STATE OF
                                              IDENTIFICATION  INCORPORATION/
                                                  NUMBER        FORMATION
Cardinal Services, Inc.                         72-0522020      Louisiana
Connection Technology, Ltd.                     72-1125397      Louisiana
Fastorq, Inc.                                   72-1072892      Louisiana
F. & F. Wireline Service, Inc.                  72-0823278      Louisiana
Nautilus Pipe & Tool Rental, Inc.               72-1166741      Louisiana
Oil Stop, Inc.                                  72-1178661      Louisiana
Stabil Drill Specialties, Inc.                  72-1097879      Louisiana
Superior Well Service, Inc.                     72-1156298      Louisiana
Ace Rental Tools, Inc.                          72-1415927      Louisiana
Tong Rentals and Supply Company, Inc.           72-0603761      Louisiana
1105 Peters Road, Inc.                          72-1414654      Louisiana
1209 Peters Road, Inc.                          72-1414653      Louisiana
Sub-Surface Tools, Inc.                         72-0693053      Louisiana
Steerable Rotary Tools, L.L.C.                  72-1414868      Louisiana
Hydro-Dynamics Oilfield Contractors, Inc.       72-1301473      Louisiana
Superior Bareboat Charters, Inc.                72-1342001      Louisiana
Production Management Companies, Inc.           72-0942796      Louisiana
Production Management Industries, Inc.          72-0800427      Louisiana
Production Management Control Systems, Inc.     72-0872675      Louisiana
Production Management Equities, Inc.            72-1012700      Louisiana
Non-Magnetic Rental Tools, Inc.                 72-1264293      Louisiana





     The address, including zip code, and telephone number, including area code of the principal offices of the additional registrants listed above is: c/o Superior Energy Services, Inc., 1105 Peters Road, Harvey,
Louisiana  70058,  and  the  telephone number at that address is (504) 362-
4321.

                SUBJECT TO COMPLETION, DATED APRIL 20, 2000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS
                      SUPERIOR ENERGY SERVICES, INC.

                               $300,000,000

                               COMMON STOCK
                              PREFERRED STOCK
                             DEPOSITARY SHARES
                              DEBT SECURITIES
                       GUARANTEES OF DEBT SECURITIES

     We may offer and sell from time to time:

     *    common stock;
     *    preferred stock;
     *    depositary shares representing preferred stock;
     *    debt securities; and
     * guarantees by one or more of our subsidiaries of the payment of debt securities we issue.

We will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

     We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

     We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

     Our common stock is listed on the Nasdaq National Market under the symbol "SESI." Unless we state otherwise in a prospectus supplement, we will not list any of the securities on any other securities exchange.

     SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES.



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     THE DATE OF THIS PROSPECTUS IS APRIL 20, 2000.

                             TABLE OF CONTENTS


                                                                       PAGE

ABOUT THIS PROSPECTUS                                                   3
WHERE YOU CAN FIND MORE INFORMATION                                     3
NOTICE REGARDING FORWARD-LOOKING STATEMENTS                             4
THE COMPANY                                                             4
RATIO OF EARNINGS TO FIXED CHARGES                                      5
RISK FACTORS                                                            5
USE OF PROCEEDS                                                         8
DESCRIPTION OF COMMON STOCK                                             9
DESCRIPTION OF PREFERRED STOCK                                          11
DESCRIPTION OF DEPOSITARY SHARES                                        12
DIVIDENDS AND OTHER DISTRIBUTIONS                                       12
REDEMPTION OF DEPOSITARY SHARES                                         12
VOTING THE PREFERRED STOCK                                              13
AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT                   13
CHARGES OF DEPOSITARY                                                   13
MISCELLANEOUS                                                           13
RESIGNATION AND REMOVAL OF DEPOSITARY                                   13
DESCRIPTION OF DEBT SECURITIES                                          14
SPECIFIC TERMS OF EACH SERIES OF DEBT SECURITIES IN THE
  PROSPECTUS SUPPLEMENT                                                 14
PLAN OF DISTRIBUTION                                                    21
LEGAL MATTERS                                                           22
EXPERTS                                                                 22

                             ________________

     YOU SHOULD RELY ONLY ON INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THOSE DOCUMENTS.

                           ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission using a "shelf" registration process. This means:

     * we may issue any combination of securities covered by this prospectus from time to time;

     * we will provide a prospectus supplement each time we issue the securities; and

     * the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

     You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

                    WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy that information at the public reference rooms of the SEC at its offices located at 450 Fifth Street, NW, Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can call the SEC at 1-800-SEC-0330 for more information about the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file reports with the SEC electronically. The SEC's Internet address is http://www.sec.gov.

     We maintain an Internet site at http://www.superiorenergy.com that contains information about our business. The information contained at our Internet site is not part of this prospectus.

     We have filed a registration statement and related exhibits with the SEC to register the securities offered by this prospectus. The registration statement contains additional information about us and our securities. You may inspect the registration statement and exhibits without charge at the SEC's public reference rooms, and you may obtain copies from the SEC at prescribed rates.

     The SEC allows us to "incorporate by reference" the information we file with it, which means:

     *    incorporated documents are considered part of the prospectus;

     * we can disclose important information to you by referring you to those documents; and

     * information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934:

     * Our annual report on Form 10-K for the fiscal year ended December 31, 1999 (filed March 30, 2000);

     * Our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1999 (filed August 16, 1999);

     * Our current reports on Form 8-K filed March 22, 2000, April 4, 2000 and April 20, 2000;

     *    Our definitive proxy statement dated June 18, 1999;

     * The description of our common stock set forth in our registration statement on Form 8-A/A filed October 29, 1997; and

     * All documents filed by us with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of this offering.

At your request, we will provide you with a free copy of any of these filings (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You may request copies by writing or telephoning us at:

                      Superior Energy Services, Inc.
                             1105 Peters Road
                          Harvey, Louisiana 70058
                         Attn: Investor Relations
                              (504) 362-4321

                NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus and in some of the documents that we incorporate by reference in this prospectus are forward-looking statements about our expectations of what may happen in the future. Statements that are not historical facts are forward-looking statements. These statements are based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements can sometimes be identified by our use of forward-looking words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan" and similar expressions.

     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Our future results and stockholder value may differ significantly from those expressed in or implied by the forward-looking statements contained in this prospectus and in the information incorporated in this prospectus. Many of the factors that will determine these results and values are beyond our ability to control or predict. We caution you that a number of important factors could cause actual results to be very different from and worse than our expectations expressed in or implied by any forward-looking statement. These factors include, but are not limited to, those discussed in "Risk Factors" beginning on page 5.

     Our management believes these forward-looking statements are reasonable. However, you should not place undue reliance on these forward-looking statements, which are based only on our current expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of them in light of new information or future events.

                                OUR COMPANY

     We provide a broad range of specialized oilfield services and equipment to oil and gas companies in the Gulf of Mexico and throughout the Gulf Coast region. These services and equipment include:

     * well services, including plug and abandonment ("P&A") services, coiled tubing services, well pumping and stimulation services, data acquisition services, gas lift services and electric wireline services,
     *    mechanical wireline services,
     *    the rental of liftboats,
     *    the rental of specialized oilfield equipment,
     *    environmental cleaning services,
     *    field management services, and
     * the manufacture and sale of drilling instrumentation and oil spill containment equipment.

     Over the past few years, we have significantly expanded our geographic scope of operations and the range of production related services we provide through both internal growth and strategic acquisitions. In July 1999, we completed the acquisition by merger of Cardinal Holding Corp., and in November 1999, we completed the acquisition of Production Management Companies, Inc., thereby making these companies two of our wholly-owned subsidiaries. These acquisitions firmly established us as a market leader in providing most offshore production related services using liftboats as work platforms and allowed us to expand our scope of operations to include offshore platform and property management services.

          The decline in drilling and workover activity in the Gulf of Mexico triggered by low oil prices that began in 1998 adversely affected our results of operations for the fiscal year ended December 31, 1999. Our operating results are directly tied to industry demand for our services, most of which are performed in the Gulf of Mexico. While we have focused on providing production related services where, historically, demand has not been as volatile as for exploration related services, we expect our operating results to be highly leveraged to industry activity levels in the Gulf of Mexico.

Superior is a Delaware corporation, and the mailing address of our executive offices is 1105 Peters Road, Harvey, Louisiana 70058. Our telephone number is (504) 362-4321.

                    RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges:


                                            YEARS ENDED DECEMBER 31,
                                            ------------------------
                                             1995     1996     1997     1998     1999
                                            ------   ------   ------   ------   ------
Ratio of earnings to fixed charges          1.23     2.33     2.49     1.18     0.80(1)

------------------------
(1) Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $2.645 million.

     For the purpose of computing the ratio of earnings to fixed charges, earnings are defined as:

     *    income from continuing operations before income taxes;

     *    plus fixed charges; and

     *    less capitalized interest.

     Fixed charges are defined as the sum of the following:

     *    interest, including capitalized interest, on all indebtedness;

     *    amortization of debt issuance cost; and

     * that portion of rental expense which we believe to be representative of an interest factor.

     On July 15, 1999, we acquired Cardinal Holding Corp. through a merger that resulted in Cardinal becoming one of our wholly owned subsidiaries. However, the merger was treated for accounting purposes as an acquisition of us by Cardinal. Because we were the company being "acquired" for accounting purposes, our financial information for periods prior to the merger represents the results of Cardinal's operations, and our financial information for periods following the merger represents the results of the operations of the combined companies. Financial information from prior periods is therefore not expected to be indicative of the future results of the combined operations of the companies.

                               RISK FACTORS

     AN INVESTMENT IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE YOU DECIDE TO BUY ANY OF OUR SECURITIES. YOU SHOULD ALSO CAREFULLY READ AND CONSIDER ALL OF THE INFORMATION WE HAVE INCLUDED, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS BEFORE YOU DECIDE TO BUY ANY OF OUR SECURITIES.

WE ARE IN A CYCLICAL INDUSTRY.

          Our business depends in large part on the level of oilfield activity in the Gulf of Mexico and along the Gulf Coast. The level of oil field activity is affected in turn by the willingness of oil and gas companies to make expenditures for the exploration, production and development of oil and natural gas. The purchases of the products and services we provide are, to a substantial extent, deferrable in the event oil and gas companies reduce capital expenditures. Therefore, the willingness of our customers to make expenditures is critical to our operations. The levels of such capital expenditures are influenced by:

           * oil and gas prices and industry perceptions of future prices,

           * the cost of exploring for, producing and delivering oil and gas,

           *   the ability of oil and gas companies to generate capital,

           *   the sale and expiration dates of leases in the United
               States,

           *   the discovery rate of new oil and gas reserves, and

           *   local and international political and economic conditions.

          Although the production and development sectors of the oil and gas industry are less immediately affected by changing prices, and, as a result, less volatile than the exploration sector, producers generally react to declining oil and gas prices by reducing expenditures. This has, in the past, and may, in the future, adversely affect our business. We are unable to predict future oil and gas prices or the level of oil and gas industry activity. A prolonged low level of activity in the oil and gas industry will adversely affect the demand for our products and services and our financial condition and results of operations.

WE ARE VULNERABLE TO THE POTENTIAL DIFFICULTIES ASSOCIATED WITH RAPID
EXPANSION.

          We have grown rapidly over the last several years through internal growth and acquisitions of other companies. Our future success depends on our ability to manage the rapid growth that we have experienced, and this will demand increased responsibility from our management personnel. The following factors could present difficulties to us:

           *   the lack of sufficient executive-level personnel;

           *   the increased administrative burdens; and

           * the increased logistical problems common with large, expansive operations.

     If we do not manage these potential difficulties successfully, our operating results could be adversely affected. The historical financial information herein is not necessarily indicative of the results that would have been achieved had we been operated on a fully integrated basis or the results that may be realized in the future.

OUR INABILITY TO CONTROL THE INHERENT RISKS OF ACQUIRING BUSINESSES COULD ADVERSELY AFFECT OUR OPERATIONS.

          Acquisitions have been and may continue to be a key element of our business strategy. We cannot assure you that we will be able to identify and acquire acceptable acquisition candidates on terms favorable to us in the future. We may be required to incur substantial indebtedness to finance future acquisitions and also may issue equity securities in connection with such acquisitions. Such additional debt service requirements may impose a significant burden on our results of operations and financial condition. The issuance of additional equity securities could result in significant dilution to our stockholders. We cannot assure you that we will be able to successfully consolidate the operations and assets of any acquired business with our own business. Acquisitions may not perform as expected when the acquisition was made and may be dilutive to our overall operating results. In addition, our management may not be able to effectively manage our increased size or operate a new line of business.

WE ARE SUSCEPTIBLE TO ADVERSE WEATHER CONDITIONS IN THE GULF OF MEXICO.

     Our operations are directly affected by the seasonal differences in weather patterns in the Gulf of Mexico. These differences may result in increased operations in the spring, summer and fall periods and a decrease in the winter months. The seasonality of oil and gas industry activity as a whole in the Gulf Coast region also affects our operations and sales of equipment. Weather conditions generally result in higher drilling activity in the spring, summer and fall months with the lowest activity in winter months. The rainy weather, hurricanes and other storms prevalent in the Gulf of Mexico and along the Gulf Coast throughout the year may also affect our operations. Accordingly, our operating results may vary from quarter to quarter, depending on factors outside of our control. As a result, full year results are not likely to be a direct multiple of any particular quarter or combination of quarters.

WE DEPEND ON SIGNIFICANT CUSTOMERS.

     We derive a significant amount of our revenue from a small number of major and independent oil and gas companies. Our inability to continue to perform services for a number of our large existing customers, if not offset by sales to new or other existing customers, could have a material adverse effect on our business and operations.

OUR INDUSTRY IS HIGHLY COMPETITIVE.

     We compete in highly competitive areas of the oil field services industry. The products and services of each of our principal industry segments are sold in highly competitive markets, and our revenues and earnings may be affected by the following factors:

           *   changes in competitive prices;

           *   fluctuations in the level of activity and major markets;

           *   an increased number of liftboats in the Gulf of Mexico;

           *   general economic conditions; and

           *   governmental regulation.

          We compete with the oil and gas industry's largest integrated oil field services providers. We believe that the principal competitive factors in the market areas that we serve are price, product and service quality, availability and technical proficiency.

          Our operations may be adversely affected if our current competitors or new market entrants introduce new products or services with better features, performance, prices or other characteristics than our products and services. Further, additional liftboat capacity in the Gulf of Mexico would increase competition for that service. Competitive pressures or other factors also may result in significant price competition that could have a material adverse effect on our results of operations and financial condition. Finally, competition among oil field service and equipment providers is also affected by each provider's reputation for safety and quality. Although we believe that our reputation for safety and quality service is good, you cannot be sure that we will be able to maintain our competitive position.

THE DANGERS INHERENT IN OUR OPERATIONS AND THE POTENTIAL LIMITS ON INSURANCE COVERAGE COULD EXPOSE US TO POTENTIALLY SIGNIFICANT LIABILITY COSTS.

          Our operations involve the use of liftboats, heavy equipment and exposure to inherent risks, including equipment failure, blowouts, explosions and fire. In addition, our liftboats are subject to operating risks such as catastrophic marine disaster, adverse weather conditions, mechanical failure, collisions, oil and hazardous substance spills and navigation errors. The occurrence of any of these events could result in our liability for personal injury and property damage, pollution or other environmental hazards, loss of production or loss of equipment. In addition, certain of our employees who perform services on offshore platforms and vessels are covered by provisions of the Jones Act, the Death on the High Seas Act and general maritime law. These laws make the liability limits established by state workers' compensation laws inapplicable to these employees and instead permit them or their representatives to pursue actions against us for damages for job-related injuries. In such actions, there is generally no limitation on our potential liability.

          Any litigation arising from a catastrophic occurrence involving our services or equipment could result in large claims for damages. The frequency and severity of such incidents affect our operating costs, insurability and relationships with customers, employees and regulators. Any increase in the frequency or severity of such incidents, or the general level of compensation awards with respect to such incidents, could affect our ability to obtain projects from oil and gas companies or insurance. This could have a material adverse effect on us. We maintain what we believe is prudent insurance protection. You cannot be sure that we will be able to maintain adequate insurance in the future at rates we consider reasonable or that our insurance coverage will be adequate to cover future claims that may arise.

THE NATURE OF OUR INDUSTRY SUBJECTS US TO COMPLIANCE WITH REGULATORY AND ENVIRONMENTAL LAWS.

          Our business is significantly affected by state and federal laws and other regulations relating to the oil and gas industry and by changes in such laws and the level of enforcement of such laws. We are unable to predict the level of enforcement of existing laws and regulations, how such laws and regulations may be interpreted by enforcement agencies or court rulings, or whether additional laws and regulations will be adopted. We are also unable to predict the effect that any such events may have on us, our business, or our financial condition.

          Federal and state laws that require owners of non-producing wells to plug the well and remove all exposed piping and rigging before the well is permanently abandoned significantly affect the demand for our plug and abandonment services. A decrease in the level of enforcement of such laws and regulations in the future would adversely affect the demand for our services and products. In addition, demand for our services is affected by changing taxes, price controls and other laws and regulations relating to the oil and gas industry generally. The adoption of laws and regulations curtailing exploration and development drilling for oil and gas in our areas of operations for economic, environmental or other policy reasons could also adversely affect our operations by limiting demand for our services.

          We also have potential environmental liabilities with respect to our offshore and onshore operations, including our environmental cleaning services. Certain environmental laws provide for joint and several liabilities for remediation of spills and releases of hazardous substances. These environmental statutes may impose liability without regard to negligence or fault. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances. We believe that our present operations substantially comply with applicable federal and state pollution control and environmental protection laws and regulations. We also believe that compliance with such laws has had no material adverse effect on our operations to date. However, such environmental laws are changed frequently. Sanctions for noncompliance may include revocation of permits, corrective action orders, administrative or civil penalties and criminal prosecution. We are unable to predict whether environmental laws will in the future materially adversely affect our operations and financial condition.

                              USE OF PROCEEDS

     Unless we specify otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of offered securities for general corporate purposes, which may include:

     *    repaying debt;

     *    funding capital expenditures, including paying for acquisitions;
          and

     *    providing working capital.

     We may temporarily invest the net proceeds we receive from any offering of securities or use the net proceeds to repay short-term debt until we can use them for their stated purposes.

                        DESCRIPTION OF COMMON STOCK

     As of the date of this prospectus, we are authorized to issue up to 125,000,000 shares of common stock. As of March 15, 2000, we had issued 59,926,289 shares of common stock. As of that date, we also had approximately 7,429,127 shares of common stock reserved for issuance upon exercise of options or in connection with other awards outstanding under various employee or director incentive, compensation and option plans. The outstanding shares of our common stock are fully paid and nonassessable. The holders of our common stock are not entitled to preemptive or redemption rights. Shares of common stock are not redeemable and are not convertible into shares of any other class of capital stock.

     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York, New York, 10005.

DIVIDENDS

     Subject to any preferences accorded to the holders of our preferred stock, if and when issued by the board of directors, holders of our common stock are entitled to dividends at such times and amounts as the board of directors may determine.

VOTING RIGHTS

     Each holder of our common stock is entitled to one vote for each share of common stock held of record on all matters as to which stockholders are entitled to vote. Holders of our common stock are not allowed to cumulate votes for the election of directors.

RIGHTS UPON LIQUIDATION

     In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock have received their liquidation preferences in full.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS

     Our certificate of incorporation contains provisions that limit the amount of our voting stock (including our common stock) that may be owned by persons who are not U.S. citizens, which may adversely affect the liquidity of our common stock in certain situations. In addition, our certificate of incorporation and bylaws contain provisions that may have an adverse effect on the ability of our stockholders to influence our corporate governance.

     Summaries of the provisions described in the preceding paragraph, and certain provisions of Delaware law, are set forth below. However, you should read our certificate of incorporation and bylaws for a more complete description of the rights of holders of our common stock.

     LIMITATIONS ON OWNERSHIP OF OUR STOCK BY PERSONS WHO ARE NOT U.S. CITIZENS. Federal maritime laws (including the Merchant Marine Act of 1920, the Merchant Marine Act of 1936, and the Shipping Act of 1916) provide that vessels may only transport passengers and merchandise between points in the United States (referred to as "operating in the coastwise trade") if they are owned by U.S. citizens. For such purposes, a corporation is considered a U.S. citizen if at least 75% of its outstanding stock is owned by persons or organizations who are U.S. citizens. Some of our subsidiaries operate in the coastwise trade, and as a result we are subject to these requirements. If we were to fail to comply with these maritime laws, such subsidiaries would not be permitted to continue to
operate vessels in the coastwise trade.   Therefore, to facilitate
compliance, our certificate of incorporation contains provisions which are designed to enable us to regulate the ownership of our capital stock by persons who are not U.S. citizens, including the following:

     * any transfer of shares of our capital stock that would result in non-U.S. citizens controlling more than 23% (the "permitted amount") of the total voting power of all of our capital stock will be void and not effective, except for the purpose of enabling us to effect the other remedies described below;

     * shares of capital stock owned by non-U.S. citizens in excess of the permitted amount are not entitled to voting rights;

     * dividends with respect to shares owned by Non-U.S. citizens in excess of the permitted amount are to be withheld by us until the shares are transferred to U.S. citizens or the number of shares held by non-U.S. citizens again does not exceed the permitted amount;

     * we are permitted (but not required) to redeem shares of capital stock in excess of the permitted amount; and

     * our board of directors is authorized to adopt measures that it determines are necessary or desirable to assure that it can effectively monitor the citizenship of holders of our capital stock, including requiring proof of citizenship of existing or prospective stockholders or implementing a "dual stock certificate" system whereby U.S. citizens and non-U.S. citizens would receive different stock certificates.

     AMENDMENT OF BY-LAWS. Under Delaware law, the power to adopt, amend or repeal by-laws is conferred upon stockholders. However, a corporation may in its certificate of incorporation also confer such power upon the board of directors. Our certificate of incorporation and by-laws grant such powers to our board.

     ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS AND STOCKHOLDER BUSINESS. Our bylaws permit stockholders to nominate a person for election as a director or bring other matters before a stockholders' meeting only if written notice of an intent to nominate or bring business before a meeting is given a specified time in advance of the meeting.

     DELAWARE SECTION 203.   We are subject to Section 203 of the Delaware
General Corporation Law, which imposes a three-year moratorium on the ability of Delaware corporations to engage in a wide range of specified transactions with any interested stockholder. An interested stockholder includes, among other things, any person other than the corporation and its majority-owned subsidiaries who owns 15% or more of any class or series of stock entitled to vote generally in the election of directors. However, the moratorium will not apply if, among other things, the transaction is approved by:

     * the corporation's board of directors prior to the date the interested stockholder became an interested stockholder; or

     * the holders of two-thirds of the outstanding shares of each class or series of stock entitled to vote generally in the election of directors, not including those shares owned by the interested stockholder.

     SPECIAL MEETINGS OF THE STOCKHOLDERS. Our bylaws provide that special meetings of stockholders may be called only by either the chairman of our board of directors or by a vote of the majority of our board of directors. Our stockholders do not have the power to call a special meeting.

     LIMITATION OF DIRECTORS' LIABILITY. Our certificate of incorporation contains provisions eliminating the personal liability of our directors to our company and our stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Delaware law. Under Delaware law and our certificate of incorporation, our directors will not be liable for a breach of his or her duty except for liability for:

     * a breach of his or her duty of loyalty to our company or our stockholders;

     * acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     * dividends or stock repurchases or redemptions that are unlawful under Delaware law; and

     * any transaction from which he or she receives an improper personal benefit.

     These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers. In addition, these provisions limit liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws.

     As a result of these provisions in our certificate of incorporation, our stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties. However, our stockholders may obtain injunctive or other equitable relief for these actions. These provisions also reduce the likelihood of derivative litigation against our directors that might have benefitted us.

                      DESCRIPTION OF PREFERRED STOCK

     Our certificate of incorporation authorizes our board of directors to issue up to 5,000,000 shares of preferred stock, par value $.01 per share, in one or more series. The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of our outstanding stock without the separate vote of holders of preferred stock as a class.

     Each series of preferred stock will have specific financial and other terms which will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock, including our certificate of incorporation and the certificate of designation relating to the applicable series of preferred stock. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

     Our board of directors is authorized to designate, for each series of preferred stock, the preferences, qualifications, limitations, restrictions and optional or other special rights of such series, including, but not limited to:

     *    the number of shares in the series;

     *    the name of the series;

     * the dividend rate or basis for determining such rate if any, on the shares of the series;

     * whether dividends will be cumulative and, if so, from which date or dates;

     * whether the shares of the series will be redeemable and if so, the dates, prices and other terms and conditions of redemption;

     * whether we will be obligated to purchase or redeem shares of the series pursuant to a sinking fund or otherwise, and the prices, periods and other terms and conditions upon which the shares of the series will be redeemed or purchased;

     * the rights, if any, of holders of the shares of the series to convert such shares into, or exchange such shares for, shares of any other class of stock;

     * whether the shares of the series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of those voting rights; and

     * the rights of the shares of the series in the event of the liquidation, dissolution or winding up of Superior.


Thus, our board of directors could authorize us to issue preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of our common stock or other series of preferred stock. Also, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company.

     The shares of preferred stock of any one series will be identical except for the dates from which dividends will cumulate, if at all. The shares of preferred stock will be fully paid and nonassessable.

                     DESCRIPTION OF DEPOSITARY SHARES

     We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction, as set forth in the applicable prospectus supplement, of a share of a particular series of preferred stock.

     The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us.

     Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the deposit agreement and depositary receipt will be filed with the SEC in connection with the offering of specific depositary shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

     If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

REDEMPTION OF DEPOSITARY SHARES

     If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock.

     Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata, as the depositary may determine.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with these instructions, and we agree to take all actions deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

MISCELLANEOUS

     The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal.

                      DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities that we may issue under the shelf registration statement. The following description highlights the general terms and provisions of the debt securities. The summary is not complete. The prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement, and may update or change some of the information below.

     We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities. Unless we specify otherwise in the applicable prospectus supplement, any debt securities we offer will be our direct, unsecured general obligations. The debt securities will either be senior debt securities or subordinated debt securities. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt securities.

      We may issue the debt securities in one or more series. We will issue debt securities under an "indenture" to be entered into by us and a "trustee" qualified under the Trust Indenture Act of 1939. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities will be issued under a "subordinated indenture." (The senior indenture and the subordinated indenture are referred to together as the "indentures.") The related indenture will be supplemented (each supplement referred to as a "supplemental indenture") with respect to each series of debt securities we issue. The name of the trustee for each indenture will be set forth in the applicable prospectus supplement.

     The indentures and each supplemental indenture will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the related indenture and any supplemental indenture for provisions that may be important to you.
You should also read the related prospectus supplement, which will contain additional information about the particular debt securities and which may update or change the information below.

     The indentures will be subject to and governed by the Trust Indenture
Act.

SPECIFIC TERMS OF EACH SERIES OF DEBT SECURITIES IN THE PROSPECTUS
SUPPLEMENT

     The applicable prospectus supplement will describe the terms of any debt securities being offered, including:

     *    the designation and aggregate principal amount;

     *    the maturity date;

     * the interest rate, if any, and the method for calculating the interest rate;

     * the interest payment dates and the record dates for the interest payments;

     * any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

     *    any subordination provisions relating to the debt securities;

     *    the places where the principal and interest will be payable;

     *    the denominations the debt securities will be issued in;

     * whether the debt securities will be issued in the form of global securities or certificates;

     * additional provisions, if any, relating to the defeasance and covenant defeasance of the debt securities;

     *    any applicable material federal tax consequences;

     *    the dates on which a premium, if any, will be payable;

     * our right, if any, to defer payment of interest and the maximum length of such deferral period;

     *    any listing on a securities exchange;

     * if convertible into common stock, the terms on which such debt securities are convertible;

     * the terms of each guarantee of the payment of principal, interest and any premium on debt securities of the series;

     * the terms, if any, of the transfer, mortgage, pledge, or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the indenture as currently in effect;

     *    the initial public offering price; and

     * other specific terms, including covenants and the events of default provided for with respect to the debt securities.

     Debt securities may bear interest at a fixed rate or a floating rate, or may not bear interest. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount (which may be significant) below their stated principal amount. We will describe in the applicable prospectus supplement special United States federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes.

COVENANTS

     With respect to each series of debt securities, we will be required to:

     * pay the principal, interest and any premium on the debt securities when due;

     *    maintain a place of payment;

     * deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture; and

     * deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.

     In addition, the supplemental indenture for any particular series of debt securities may contain covenants limiting:

     * the incurrence of additional debt (including guarantees) by us and our subsidiaries;

     *    the making of certain payments by us and our subsidiaries;

     *    the issuance of other securities by our subsidiaries;

     *    a change of control;

     * certain mergers and consolidations involving us and our subsidiaries;

     *    our business activities and those of our subsidiaries;

     *    asset dispositions;

     *    the incurrence of liens; and

     *    transactions with our subsidiaries and other affiliates.

     We will describe any additional covenants in the applicable prospectus supplement.

RANKING; SUBORDINATION

     Unless we specify otherwise in the applicable prospectus supplement, the debt securities will not be secured by any of our property or assets. Accordingly, your ownership of debt securities means you will be one of our unsecured creditors.

     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all of our senior debt. The subordinated indenture will provide that we may not make payments of principal, interest and any premium on the subordinated debt securities in the event:

     * of any insolvency, bankruptcy or similar proceeding involving us or our property; or

     * we fail to pay the principal, interest, any premium or any other amounts on any senior debt when such amounts are due.

     The subordinated indenture will not limit the amount of senior debt that we may incur.

     Our "senior debt" for purposes of the subordinated indenture will include all notes or other unsecured evidences of indebtedness, including guarantees given by us, for money borrowed by us, not expressly subordinate or junior or right in payment to our other indebtedness.

CONVERTIBLE DEBT SECURITIES

     We may issue debt securities from time to time that are convertible into our common stock. If you hold convertible debt securities, you will be permitted at certain times specified in the applicable prospectus supplement to convert your debt securities into common stock for a specified price. We will describe the conversion price (or the method for determining the conversion price) and the other terms applicable to conversion in the applicable prospectus supplement.

GUARANTEES

     One or more of our subsidiaries, as guarantors, will, jointly and severally, fully and unconditionally guarantee our obligations under the debt securities on an equal and ratable basis subject to the limitation described in the next paragraph. In addition, any supplemental indenture may require us to cause any domestic entity that becomes one of our subsidiaries after the date of any supplemental indenture to enter into a supplemental indenture pursuant to which such subsidiary shall agree to guarantee our obligations under the debt securities. If we default in payment of the principal, interest or any premium on such debt securities, the guarantors, jointly and severally, will be unconditionally obligated to duly and punctually make such payments.

     Each guarantor's obligations will be limited to the maximum amount that (after giving effect to all other contingent and fixed liabilities of such guarantor any collections from, or payments made by or on behalf of, any other guarantors) will result in the obligations of such guarantor under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each guarantor that makes a payment or distribution under its guarantee shall be entitled to contribution from each other guarantor in a pro rata amount based on the net assets of each guarantor.

     Guarantees of senior debt securities (including the payment of principal, interest and any premium on such debt securities) will rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the guarantor and will rank senior in right of payment to all subordinated indebtedness of such guarantor. Guarantees of subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior indebtedness of the guarantor.

     The prospectus supplement for a particular issue of debt securities will describe the subsidiary guarantors and any additional material terms of the guarantees.

REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENT

     We may issue the debt securities in registered form without coupons or in the form of one or more global securities, as described below under the heading "Global Securities." Unless we specify otherwise in the prospectus supplement, registered securities will be issued only in denominations of $1,000 or any integral multiple of $1,000. Global securities will be issued in a denomination equal to the total principal amount of outstanding debt securities of the series represented by the global security.

     You may present registered securities for exchange or transfer at the corporate trust office of the trustee or at any other office or agency maintained by us for such purpose, without payment of any service charge except for any tax or governmental charge.

     We will pay principal and any premium and interest on registered securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purpose. We may choose to make any interest payment on a registered security (1) by check mailed to the address of the holder as such address shall appear in the register or (2) if provided in the prospectus supplement, by wire transfer to an account maintained by the holder as specified in the register. We will make interest payments to the person in whose name the debt security is registered at the close of business on the day we specify.

GLOBAL SECURITIES

     We may issue the debt securities in whole or in part in the form of one or more global securities. A global security is a security, typically held by a depositary such as the Depository Trust Company, that represents the beneficial interests of a number of purchasers of such security. We may issue the global securities in either registered or bearer form and in either temporary or permanent form. We will deposit global securities with the depositary identified in the prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary.

     We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in a prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

     After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by such global security to the accounts of persons that have accounts with such depositary ("participants"). The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. If we offer and sell the debt securities directly or through agents, either we or our agents will designate the accounts. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

     We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders of the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of the securities. Such laws may impair the ability to transfer beneficial interests in a global security.

     Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee as the registered owner of such global security.

     We expect that the depositary or its nominee, upon receipt of any payments, will immediately credit participant's accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's or its nominee's records. We also expect that payments by participants to owners of beneficial interest in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants.

     If the depositary is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within ninety days, we will issue individual debt securities in exchange for such global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities and, in such event, will issue debt securities of such series in exchange for such global security.

     Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. No such person will be liable for any delay by the depositary or any of its participants in identifying the owners of beneficial interests in a global security, and we, the trustee and any paying agent may conclusively rely on instructions from the depositary or its nominee for all purposes.

CONSOLIDATION, MERGER OR SALE OF ASSETS

     The indentures will generally permit a consolidation or merger between us and another corporation or other entity. They will also permit the sale or lease by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation or other entity shall assume all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

     We are only permitted to consolidate or merge with or into any other entity or sell all or substantially all of our assets according to the terms and conditions of the indentures and any supplemental indentures. The remaining or acquiring entity will be substituted for us in the indentures and any supplemental indentures with the same effect as if it had been an original party thereto. Thereafter, the successor entity may exercise our rights and powers under the indentures, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board of officers of the successor entity. If we consolidate or merge with or into any other entity or sell all or substantially all of our assets, we shall be released from all our liabilities and obligations under the indentures and under the debt securities.

EVENTS OF DEFAULT

     Unless we state otherwise in an applicable prospectus supplement, an "event of default" with respect to each series of debt securities means any of the following:

     * failure to pay interest on any debt security of that series for 30 days;

     * failure to pay the principal or any premium on any debt security of that series when due;

     *    failure to deposit any sinking fund payment when due;

     * failure to comply with the provisions of the related indenture or any supplemental indenture relating to consolidations, mergers and sales of assets;

     * failure to perform any other covenant with respect to that series in the related indenture or any supplemental indenture that continues for 60 days after being given written notice;

     * certain events in bankruptcy, insolvency or reorganization of us or a significant subsidiary;

     * the entry of a judgment in excess of the amount specified in the related indenture or any supplemental indenture against us or such significant subsidiary which is not covered by insurance and not discharged, waived or stayed; or

     * any other event of default included in the related indenture or any supplemental indenture.

     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities.

     The consequences of an event of default, and the remedies available under the indentures or any supplemental indentures, will vary depending upon the type of event of default that has occurred.

     If an event of default relating to certain events in bankruptcy, insolvency or reorganization of us or a significant subsidiary occurs and continues, the entire principal of all the debt securities of all series will be due and payable immediately.

     If any other event of default for any series of debt securities occurs and continues, the trustee or the holders of a specified percentage of the aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest or in the making of any sinking fund payment) if it considers such withholding of notice to be in the interests of the holders.

     Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under the indentures or any supplemental indentures at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a specified percentage of the aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

     No holder of any debt security can institute any action or proceeding with respect to an indenture or any supplemental indenture unless the holder gives written notice of an event of default to the trustee, the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of the applicable series shall have requested the trustee to institute the action or proceeding and has appropriately indemnified the trustee, and the trustee has failed to institute the action or proceeding within a specified time period.

DISCHARGING OUR OBLIGATIONS

     Except as may otherwise be set forth in any prospectus supplement, we may choose to either discharge our obligations on the debt securities of any series in a "legal defeasance" or release ourselves from our covenant restrictions on the debt securities of any series in a "covenant defeasance." We may do so at any time prior to the stated maturity or redemption of the debt securities of the series if, among other conditions:

     * we deposit with the trustee sufficient cash or U.S. government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or redemption date of the debt securities of the series; and

     * we provide an opinion of our counsel that holders of the debt securities will not be affected for U.S. federal income tax purposes by the defeasance.

     If we choose the legal defeasance option, holders of the debt securities of that series will not be entitled to the benefits of the related indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, any required conversion or exchange of debt securities, any required sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.

MODIFICATION AND WAIVER

     Unless we state otherwise in the applicable prospectus supplement, the indentures and each supplemental indenture will provide that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to

     *    secure the debt securities;

     *    evidence the assumption of our obligations by a successor entity;

     * add covenants or events of default for the protection of the holders of any debt securities;

     *    establish the form or terms of debt securities of any series;

     * provide for uncertificated securities in addition to certificated securities (so long as the uncertificated securities are in registered form for tax purposes)

     *    evidence the acceptance of appointment by a successor trustee;

     * in the case of subordinated debt securities, to make any change to the provisions of the subordinated indenture relating to subordination that would limit or terminate the benefits available to any holder of senior debt under such provisions;

     * cure any ambiguity or correct any inconsistency in the indenture or amend the indenture in any other manner which we may deem necessary or desirable, if such action will not adversely affect the interests of the holders of debt securities; or

     * make any change to comply with any requirement of the Securities and Exchange Commission relating to the qualification of the indenture under the Trust Indenture Act of 1939.

     Unless we state otherwise in the applicable prospectus supplement, each indenture and any supplemental indenture will also contain provisions permitting us and the trustee to modify the provisions of the indenture and any supplemental indenture or modify in any manner the rights of the holders of the debt securities of each such series if we obtain the consent of the holders of a majority in outstanding principal amount of debt securities of all affected series (voting as a single class). However, if you hold debt securities, we must get your consent to make any change that would:

     *    extend the final maturity of your debt securities;

     *    reduce the principal amount of your debt securities;

     * reduce or alter the method of computation of any amount payable in respect of interest on your debt securities;

     *    extend the time for payment of interest on your debt securities;

     * reduce or alter the method of computation of any amount payable on redemption of your debt securities;

     * extend the time for any redemption payment on your debt securities;

     * reduce the amount payable upon acceleration of your debt securities;

     * in the case of subordinated debt securities, make any change in the subordination provisions of the subordinated indenture that adversely affects your rights under such provisions;

     * impair your right to institute suit for the enforcement of any conversion or any payment on any of your debt securities when due or materially and adversely affect any of your conversion rights;

     * reduce the percentage in principal amount of debt securities of a series required to make other modifications to the indenture.

THE TRUSTEE

     The Trust Indenture Act contains limitations on the rights of the trustee under an indenture, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise.
The trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default under the related indenture, or else resign.

GOVERNING LAW

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

                           PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus directly to one or more purchasers or to or through agents, underwriters or dealers.

     In the accompanying prospectus supplement we will identify or describe:

     *    any underwriters, dealers or agents;

     *    their compensation;

     *    the net proceeds to be received by us;

     *    the purchase price of the securities;

     *    the initial public offering price of the securities; and

     *    any exchange on which the securities are listed.

     AGENTS. We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment to sell securities on a continuing basis.

     UNDERWRITERS. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     DIRECT SALES. We may also sell securities directly to one or more purchasers without using underwriters or agents.

     Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on their resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

                               LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., New Orleans, Louisiana and for any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

                                  EXPERTS

     The consolidated financial statements and schedule of Superior Energy Services, Inc. and subsidiaries as of and for the year ended December 31, 1999, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Superior Energy Services, Inc. and subsidiaries (formerly Cardinal Holding Corp.) as of December 31, 1998, and for each of the two years in the period ended December 31, 1998 appearing in Superior's annual report on Form 10-K for the year ended December 31, 1999 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The fees and expenses payable by us in connection with the issuance and distribution of the securities of Superior Energy Services, Inc. (the "Company") registered hereunder are as follows:

          Securities and Exchange Commission
            registration fee                    $ 79,200
         *Legal fees and expenses                100,000
         *Accounting fees and expenses            75,000
         *Blue Sky fees and expenses               5,000
         *Indenture trustees' fees and expenses   10,000
         *Printing                                80,000
         *Miscellaneous                           50,800
                                                --------

               Total                            $400,000
                                                ========

     *  Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation (the "Certificate") contains provisions eliminating the personal liability of the directors to the Company and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by the Delaware General Corporation Law. By virtue of these provisions, under current Delaware law a director of the Company will not be personally liable for monetary damages for a breach of his or her fiduciary duty except for liability for (a) a breach of his or her duty of loyalty to the Company or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware law and (d) any transaction from which he or she receives an improper personal benefit. In addition, the Certificate provides that if Delaware law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by Delaware law, as amended. These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limit liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws.

     The Certificate also requires the Company to indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law against certain expenses and costs, judgments, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of the Company, to which they were made parties by reason of being or having been directors, officers, employees and agents.

     Under Section 9 of the Company's bylaws, the Company is required to defend and indemnify each person who is involved in any threatened or actual claim, action or proceeding by reason of the fact that such person is or was a director or officer of the Company or serving in a similar position with respect to another entity at the request of the Company if
(i) the director or officer is successful in defending the claim on its merits or otherwise or (ii) the director or officer meets the standard of conduct described in Section 9 of the Company's bylaws. However, the director or officer is not entitled to indemnification if (i) the claim is brought by the director or officer against the Company or (ii) the claim is brought by the director or officer as a derivative action by the Company or in its right, and the action has not been authorized by the Board of Directors. The rights conferred by Section 9 of the Company's bylaws are contractual rights and include the right to be paid expenses incurred in defending the action, suit or proceeding in advance of its final disposition.

     In addition, each of the Company's directors has entered into an indemnity agreement with the Company, pursuant to which the Company has agreed under certain circumstances to purchase and maintain directors' and officers' liability insurance. The agreements also provide that the Company will indemnify the directors against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving a director by reason of his position as a director that are in excess of the coverage provided by such insurance (provided that the director meets certain standards of conduct). Under the indemnity agreements, the Company is not required to purchase and maintain directors' and officers' liability insurance if the Board of Directors unanimously determines in good faith that there is insufficient benefit to the Company from the insurance.

ITEM 16.  EXHIBITS.

     1    - Form of Underwriting Agreement for Securities.**

     2    - Agreement  and  Plan  of  Merger  (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed July 30, 1999).

   4.1 - Composite of the Company's Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-QSB for the quarter ended March 31,
            1996).

   4.2 - Certificate of Amendment of the Company's Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-Q for the quarter ended June 30,
            1999).

   4.3 - Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.2 to the Company's Form 10-Q for the quarter ended June 30, 1999).

   4.4 - Specimen of Common Stock certificate (incorporated herein by reference to Amendment No. 1 to the Company's Registration Statement on Form SB-2 (Registration No. 33-94454)).

   4.5 - Registration Rights Agreement (incorporated herein by reference to Exhibit 4.2 to the Company's Form 10-Q for the quarter ended June 30, 1999).

   4.6    - Form of Senior Indenture.**

   4.7    - Form  of  Senior Debt Securities  (included  in  Exhibit
            4.6).**

   4.8    - Form of Subordinated Indenture.**

   4.9    - Form of Subordinated  Debt Securities (included in Exhibit
            4.8).**

   4.10   - Form of Deposit Agreement.**

   4.11   - Form Depositary Receipt.**

   5      - Opinion of Jones, Walker, Waechter, Poitevent, Carrere &
            Denegre, L.L.P.

   23.1   - Consent of KPMG LLP.

   23.2   - Consent of Ernst & Young LLP.

   23.3   - Consent  of  Jones,  Walker,   Waechter,   Poitevent,
            Carrere & Denegre, L.L.P. (included in Exhibit 5).

   24     - Powers  of  Attorney  for  Superior  and  the  Additional
            Registrants (included on signature pages).

   25     - Statement  of  Eligibility  of  Trustee  on Form T-1 with respect to Debt Securities.**
_______________

** To be filed by amendment or subsequently incorporated into this registration statement.

ITEM 17.  UNDERTAKINGS.

     (a)  Each of the undersigned registrants hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (A) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (B) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (C) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 20, 2000.

                                   SUPERIOR ENERGY SERVICES, INC.


                                   By:   /S/ TERENCE E. HALL

                                             Terence E. Hall
                                 President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert
S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                          TITLE                                DATE

/S/ TERENCE E. HALL          Chairman of the Board, President
Terence E. Hall                  Chief Executive Officer
                              (Principal Executive Officer)           April 20, 2000


/S/ ROBERT S. TAYLOR               Chief Financial Officer
Robert S. Taylor        (Principal Financial and Accounting Officer)  April 20, 2000

/S/ JUSTIN L. SULLIVAN
Justin L. Sullivan                    Director                        April 20, 2000

/S/ WILLIAM E. MACAULAY
William E. Macaulay                   Director                        April 20, 2000

/S/ BEN A. GUILL
Ben A. Guill                          Director                        April 20, 2000

/S/ ROBERT E. ROSE
Robert E. Rose                        Director                        April 20, 2000

/S/ RICHARD A. BACHMANN
Richard A. Bachmann                   Director                        April 20, 2000




                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 20, 2000.


                            CONNECTION TECHNOLOGY, LTD.
                            SUPERIOR WELL SERVICE, INC.
                            CARDINAL SERVICES, INC.
                            ACE RENTAL TOOLS, INC.
                            TONG RENTALS AND SUPPLY COMPANY, INC.
                            1105 PETERS ROAD, INC.
                            1209 PETERS ROAD, INC.
                            NAUTILUS PIPE & TOOL RENTAL, INC.
                            SUPERIOR BAREBOAT CHARTERS, INC.


                            By: /S/ TERENCE E. HALL
                                Terence E. Hall
                                    President


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert
S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                  TITLE                         DATE


/S/ TERENCE E. HALL        Director and President        April 20, 2000
Terence E. Hall         (Principal Executive Officer)



/S/ ROBERT S. TAYLOR    Treasurer (Principal Financial   April 20, 2000
Robert S. Taylor            and Accounting Officer)


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 20, 2000.
                            FASTORQ, INC.


                            By: /S/ PHILLIP D. JAUDON
                                Phillip D. Jaudon
                                  President


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert
S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                  TITLE                         DATE


/S/ PHILLIP D. JAUDON     President (Principal             April 20, 2000
Phillip D. Jaudon          Executive Officer)



/S/ ROBERT S. TAYLOR     Treasurer (Principal Financial    April 20, 2000
Robert S. Taylor             and Accounting Officer)


/S/ TERENCE E. HALL             Director                   April 20, 2000
Terence E. Hall


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 20, 2000.
                                   F. & F. WIRELINE SERVICE, INC.


                                   By:  /S/ MIKE E. FOURNET
                                              Mike E. Fournet
                                               President


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert
S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



    SIGNATURE                  TITLE                         DATE


/S/ MIKE E. FOURNET       President (Principal             April 20, 2000
Mike E. Fournet            Executive Officer)



/S/ ROBERT S. TAYLOR     Treasurer (Principal Financial    April 20, 2000
Robert S. Taylor             and Accounting Officer)


/S/ TERENCE E. HALL             Director                   April 20, 2000
Terence E. Hall


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 20, 2000.


                           PRODUCTION MANAGEMENT COMPANIES, INC.
                           PRODUCTION MANAGEMENT EQUITIES, INC.
                           PRODUCTION MANAGEMENT CONTROL SYSTEMS, INC.
                           PRODUCTION MANAGEMENT INDUSTRIES, INC.



                           By:  /S/ MICHAEL C. SPORT
                                 Michael C. Sport
                                    President


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert
S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



    SIGNATURE                  TITLE                         DATE


/S/ MICHAEL C. SPORT      President (Principal             April 20, 2000
Michael C. Sport           Executive Officer)



/S/ ROBERT S. TAYLOR     Treasurer (Principal Financial    April 20, 2000
Robert S. Taylor             and Accounting Officer)


/S/ TERENCE E. HALL             Director                   April 20, 2000
Terence E. Hall


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 20, 2000.

                                   OIL STOP, INC.


                                   By:  /S/ RICHARD E. LAZES
                                         Richard E. Lazes
                                             President


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert
S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



    SIGNATURE                  TITLE                         DATE


/S/ RICHARD E. LAZES      President (Principal             April 20, 2000
Richard E. Lazes           Executive Officer)



/S/ ROBERT S. TAYLOR     Treasurer (Principal Financial    April 20, 2000
Robert S. Taylor             and Accounting Officer)


/S/ TERENCE E. HALL             Director                   April 20, 2000
Terence E. Hall

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 20, 2000.

                                   STABIL DRILL SPECIALTIES, INC.
                                   NON-MAGNETIC RENTAL TOOLS, INC.


                                   By: /S/ SAMMY JOE RUSSO
                                           Sammy Joe Russo
                                              President


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert
S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



    SIGNATURE                  TITLE                         DATE


/S/ SAMMY JOE RUSSO       President (Principal             April 20, 2000
Sammy Joe Russo            Executive Officer)



/S/ ROBERT S. TAYLOR     Treasurer (Principal Financial    April 20, 2000
Robert S. Taylor             and Accounting Officer)


/S/ TERENCE E. HALL             Director                   April 20, 2000
Terence E. Hall


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 20, 2000.

                                   SUB-SURFACE TOOLS, INC.


                                   By:   /S/ KAY S. VINSON
                                             Kay S. Vinson
                                               President


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert
S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



    SIGNATURE                  TITLE                         DATE


/S/ KAY S. VINSON         President (Principal             April 20, 2000
Kay S. Vinson              Executive Officer)



/S/ ROBERT S. TAYLOR     Treasurer (Principal Financial    April 20, 2000
Robert S. Taylor             and Accounting Officer)


/S/ TERENCE E. HALL             Director                   April 20, 2000
Terence E. Hall


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 20, 2000.
                                 HYDRO-DYNAMICS OILFIELD CONTRACTORS, INC


                                 By:  /S/ TOM F. DESORMEAUX
                                          Tom F. DesOrmeaux
                                              President


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert
S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



    SIGNATURE                  TITLE                         DATE


/S/ TOM F. DESORMEAUX     President (Principal             April 20, 2000
Tom F. DesOrmeaux          Executive Officer)



/S/ ROBERT S. TAYLOR     Treasurer (Principal Financial    April 20, 2000
Robert S. Taylor             and Accounting Officer)


/S/ TERENCE E. HALL             Director                   April 20, 2000
Terence E. Hall


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 20, 2000.

                                   STEERABLE ROTARY TOOLS, L.L.C.


                                   By: /S/ TERENCE E. HALL
                                         Terence E. Hall
                                            President


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert
S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                          TITLE                                  DATE
/S/ TERENCE E. HALL      President (Principal Executive Officer)        April 20, 2000
Terence E. Hall        and Director of Superior Well Service, Inc.,
                                  the Sole Member

/S/ ROBERT S. TAYLOR    Treasurer (Principal Financial                  April 20, 2000
Robert S. Taylor             and Accounting Officer)


                              [EXHIBIT INDEX]

EXHIBIT
NUMBER    DESCRIPTION

     1    - Form of Underwriting Agreement for Securities.**

     2    - Agreement  and  Plan  of  Merger  (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed July 30, 1999).

   4.1 - Composite of the Company's Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-QSB for the quarter ended March 31,
            1996).

   4.2 - Certificate of Amendment of the Company's Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-Q for the quarter ended June 30,
            1999).

   4.3 - Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.2 to the Company's Form 10-Q for the quarter ended June 30, 1999).

   4.4 - Specimen of Common Stock certificate (incorporated herein by reference to Amendment No. 1 to the Company's Registration Statement on Form SB-2 (Registration No. 33-94454)).

   4.5 - Registration Rights Agreement (incorporated herein by reference to Exhibit 4.2 to the Company's Form 10-Q for the quarter ended June 30, 1999).

   4.6    - Form of Senior Indenture.**

   4.7    - Form  of  Senior Debt Securities  (included  in  Exhibit
            4.6).**

   4.8    - Form of Subordinated Indenture.**

   4.9    - Form of Subordinated  Debt Securities (included in Exhibit
            4.8).**

   4.10   - Form of Deposit Agreement.**

   4.11   - Form Depositary Receipt.**

   5      - Opinion of Jones, Walker, Waechter, Poitevent, Carrere &
            Denegre, L.L.P.

   23.1   - Consent of KPMG LLP.

   23.2   - Consent of Ernst & Young LLP.

   23.3   - Consent  of  Jones,  Walker,   Waechter,   Poitevent,
            Carrere & Denegre, L.L.P. (included in Exhibit 5).

   24     - Powers  of  Attorney  for  Superior  and  the  Additional
            Registrants (included on signature pages).

   25     - Statement  of  Eligibility  of  Trustee  on Form T-1 with respect to Debt Securities.**
_______________

** To be filed by amendment or subsequently incorporated into this registration statement.